UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 30, 2009

TRILLIANT EXPLORATION CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-138332	20-0936313
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

0001378948
(Central Index Key Classification)

545 Eighth Avenue, Suite 401
New York, NY 10018
(Address of principal executive offices, including zip code)

212-560-5195
(Registrant’s telephone number, including area code)

2300 West Sahara Avenue, Suite 800, Las Vegas, NV 89102
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K contain or may contain forward-looking statements that are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, our ability to consummate a merger or business combination, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors. Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report.  Readers should carefully review this annual report in its entirety, including but not limited to our financial statements and the notes thereto.  Except for our ongoing obligations to disclose material information under the Federal securities laws, The Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. For any forward-looking statements contained in any document, The Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties, and therefore, we can give no assurance that these statements will be achieved.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors. We also note that we have provided a cautionary discussion of risks and uncertainties under the caption "Risk Factors" in this Current Report. These are factors that we think could cause our actual results to differ materially from expected results. Other factors besides those listed here could also adversely affect us.

Information regarding market and industry statistics contained in this Current Report is included based on information available to us which we believe is accurate. We have not reviewed or included data from all sources, and cannot assure stockholders of the accuracy or completeness of the data included in this Current Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.

Explanatory Note
This Current Report on Form 8-K is being filed by Trilliant Exploration Corporation (either the “Company”, “we”, or “our”) in connection with a Share Transfer Agreement in which the Company has acquired all of the issued and outstanding capital stock of Compania Muluncaygold Corp. S.A. (“Muluncaygold”), a company organized under the laws of Ecuador.  On March 30, 2009, the Company entered into a Share Transfer Agreement under which the Company agreed to pay the sum of $3,600,000 to Compania Minera del Pacifico S.A. (“Pacifico”) in exchange for 100% of the issued and outstanding capital stock of Muluncaygold.

Item 1.01 Entry into a Material Definitive Agreement
On March 30, 2009 (the “Effective Date), the Company entered into an Share Transfer Agreement (the “STA”),  which is attached to this Current Report on Form 8-K as Exhibit 10.1,  with Compania Minera del Pacifico S.A., an Ecuadorian corporation (“MDP”) and Compania Muluncaygold Corp. S.A. (“Muluncaygold”).  The STA supersedes in its entirety the terms of the Asset Purchase Agreement entered into on October 15, 2008 by and between the Company and MDP.

Pursuant to the STA, MDP agrees to transfer to the Registrant 100% of the capital stock of Muluncaygold, and other consideration, in exchange for a promissory note (the “Note”) in the principal amount of  Three Million Six Hundred Thousand Dollars ($3,600,000.00)(the “Purchase Price”).  Pursuant to the terms of the Note, which is attached to this Current Report on Form 8-K as Exhibit 10.2, interest on the outstanding Principal Amount  accrues at a rate of Four and One Half Percent (4.5%) per annum (the "Interest Rate") and shall be compounded quarterly.  Repayment of the Principal Amount and interest thereon shall begin only upon Muluncaygold reaching production of 400 tons per day in their operations using 26 day average in 30 day calendar month (the “Minimum Operations”).  Beginning 30 days from the date of first reaching Minimum Operations, Borrower shall make four (4) quarterly payments to the Holder in the minimum amount of Two Hundred Thousand Dollars ($200,000) each.  After making the first four (4) quarterly payments, the Borrower shall continue to make quarterly payments in the minimum amount of Three Hundred Thousand Dollars ($300,000) each until all principal and interest is fully paid.

Pursuant to the STA, the Registrant also agreed to invest a total of One Million Eight Hundred Thousand U.S. Dollars ($1,800,000) in Muluncaygold as follows: an initial payment of Eight Hundred Thousand U.S. Dollars ($800,000) within ninety (90) days of the Effective Date; and the balance of One Million U.S. Dollars within one hundred eighty (180) days of the Effective Date.

Item 2.01 Completion of Acquisition or Disposition of Assets
As described in Item 1.01 of this Current Report on Form 8-K, on March 30, 2009 the Company entered into an Share Transfer Agreement with MDP and Muluncaygold whereby MDP agreed to transfer to the Registrant 100% of the capital stock of Muluncaygold and other consideration in exchange for a promissory note (the “Note”) in the principal amount of Three Million Six Hundred Thousand Dollars ($3,600,000.00).  As additional consideration for the purchase of Muluncaygold, the Registrant released MDP from a debt to Registrant in the principal amount of One Million One Hundred Ninety Five Thousand Dollars ($1,195,000) plus interest, and Registrant also agreed to invest a total of One Million Eight Hundred Thousand U.S. Dollars ($1,800,000) in Muluncaygold.

At the time of the consummation of the STA, MDP was beneficial owner of approximately 32% of Registrant’s outstanding common stock, par value $.001 per share.

As a result of the STA, Muluncaygold became a wholly owned subsidiary of Trilliant Exploration Corporation.  The nature of our business and control over Muluncaygold are described in this section.

The Registrant was a "shell company" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (17 CFR 240.12b-2) (the “Exchange Act”) immediately before the Registrant acquired control of Muluncaygold. Accordingly, pursuant to the requirements of Item 2.01 (f) of this Current Report on Form 8-K, set forth below is the information that would be required if the Registrant was filing a general form for registration of securities on Form 10 under the Exchange Act, reflecting all classes of the Registrant's securities subject to the reporting requirement of Section 13 (15 U.S.C. 78m) or Section 15(d) 15 U.S.C. 78o(d)) of such Act upon consummation of the transaction.

Pursuant to Item 2.01(f) of this Current Report on Form 8-K, the information contained in Items 1, 2, 3 and 4 of Part I; Items 5, 6, 7, 8 and 8A of Part II; and Item 9 of Part III of the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, the information contained in the Registrant’s Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2007, as well as the information contained in Items 1, and 2 of Part I of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, is hereby incorporated by reference into this Current Report on Form 8-K under Item 2.01 hereof.

Brief Description of Acquired Assets
The assets acquired through the STA include 100% of the capital stock of Compania Minera Muluncaygold Corp. S.A., and include all contracts, mining equipment, operations and interests in mining properties of Muluncaygold.

Our Corporate Structure

Our corporate structure is set forth below:

Organizational History of Trilliant Exploration Corporation

We were originally incorporated on December 29, 2003 under the laws of the State of Nevada as a heath care service database. During the 4th quarter of 2007 we decided to take on a new direction, and began acquiring interests in mining properties. Beginning in October of 2008, we entered into an agreement to purchase an undivided 100% interest in Compania Minera Muluncaygold Corp S.A., an operating gold mining concession located in the Province of El Oro, southern Ecuador (the “Muluncay Project”).

Organizational History of Compania Minera Muluncaygold Corp  , SA.

Muluncaygold Corp was originally incorporated in Machala, Ecuador in February of 2007 as Compania Minera Ecuadorgold Corp S.A.  In August of 2008, the company changed its name to Compania Minera Muluncaygold Corp S.A.   As described in Item 1.01 of this Current Report on Form 8-K, on March 30, 2009, Registrant purchased 100% of the capital stock of Muluncaygold.  As a result of the purchase of Muluncaygold’s capital stock, Muluncaygold became a wholly owned subsidiary of the Registrant.  We presently conduct all of our mining operations through Muluncaygold.

Our Business
Trilliant Exploration Corporation is engaged in the evaluation, acquisition, exploration and advancement of mining projects.  Through fiscal 2008 funding to acquire and explore gold properties and to operate the Corporation has been acquired through financing through a private placement of convertible notes. We expect to continue to raise capital through additional equity and/or debt financings.

Description and Location

The Muluncaygold concession lies in the centre of the Portovelo-Zaruma mining camp, which is found in the cantons of Ayapamba and Paccha, Province of El Oro, southern Ecuador. It is centered at Latitude 03º 36’ 30” South and Longitude 79º40’ west. It covers an area of 374 hectares.  Muluncaygold assets include all contracts, mining equipment, and operations as follows:

ASOCIACIÓN DE MINEROS AUTÓNOMOS MULUNCAY area, Code 338, along with an ore reduction and processing plant together with seven mines:
1.           MARI JANE (BUENA ESPERANZA)
2.           JACETH ETHAN (EL AGUACATE)
3.           LA CHONTA Y LOS QUINDE
4.           NARANJITO
5.           SEÑOR DE LA DIVINA JUSTICIA
6.           LAS CAÑAS
7.           LOS OSOS

Table 1 – Muluncay Boundary Coordinates

Easting - m	Northing - m
652000	9599400
653100	9599400
653100	9596800
651600	9596800
651600	9599000
652000	9599000
652000	9599400

The project is situated about 175 kilometers southeast and 60 kilometers east of the major Pacific port cities of Guayaquil and Machala, respectively. It lies on the western slope of the Andes Mountains, part of the Western Cordillera which runs the length of the west coast of North and South America.  Reports of the exploration potential of the Muluncay Project are attached to this Current Report on Form 8-K as Exhibits 10.3, 10.4. and 10.5.

Country Dynamics

Although gold has been mined in Ecuador for hundreds of years it is one of the least explored and least mineralogical mapped countries.  Ecuador is the only Latin American country without industrial mining operations.  In 2008 Ecuador underwent far-reaching mining industry changes wherein 75% of the country’s mining concessions were cancelled, and mining licenses were suspended through January of 2009. The industry changes enable for-profit companies with access to outside capital to consolidate the industry.  The newly enacted Ecuador mining law, which is attached to this Current Report on Form 8-K as Exhibit 10.6, include a requirement to process 100 tons/day of material and to increase tailing plant coverage to improve environmental conditions.

Principal Products

We will generally sell our gold at the prevailing market price during the month in which the gold is delivered to the customer. We will recognize revenue from a sale when the price is determinable, the gold has been delivered, the title has been transferred to the customer and collection of the sales price is reasonably assured.

Gold Uses. Gold has two main categories of use: fabrication and investment. Fabricated gold has a variety of end uses, including jewelry, electronics, dentistry, industrial and decorative uses, medals, medallions and official coins. Gold investors buy gold bullion, official coins and jewelry.

Gold Supply. The supply of gold consists of a combination of current production from mining and the draw-down of existing stocks of gold held by governments, financial institutions, industrial organizations and private individuals.

Gold Price. The following table presents the annual high, low and average afternoon fixing prices for gold over the past ten years, expressed in US dollars per ounce, on the London Bullion Market.

	Gold Price (USD) on the London Bullion Market
Year	High	Low	Average
1999	$326	$253	$279
2000	313	264	279
2001	293	256	271
2002	349	278	310
2003	416	320	363
2004	454	375	410
2005	536	411	444
2006	725	525	604
2007	841	608	695
2008	1,011	713	872
2009 (Through March 10, 2009)	990	810	902

Source: London Metal Exchange
On March 10, 2009, the afternoon fixing price for gold on the London Bullion Market was $902 per ounce.

Revenues
Prior to the acquisition of Muluncaygold we had no operations or revenues.  We have achieved losses since inception, have been issued a going concern opinion by our auditors and rely upon the sale of our securities to fund operations.

Mining operations at the Muluncay Project currently produce 28-30 tons per day. A diagram of our 40 Ton Plant is attached to this Current Report on Form 8-K as Exhibit 10.7. The ore is transported from the mine through 1 ton rail cars, and is fed into 3 Chilean Mills which feed into a cyanidation process and on to an activated carbon system.  The ore is then processed into gold granules and melted, netting approximately 95-96% pure gold. The Chilean Mills are cleaned once a week and go through an amalgamation process using Mercury netting on average 150 -180 grams of pure gold weekly.  The Muluncay Project has been averaging approximately 4 kilos of gold per month total.

Currently, gold mined from the Muluncay Project is sold locally.  However, Muluncaygold has applied for an export license, and we anticipate that most of our revenue will come from the sale of refined gold in the international market.  Pursuant to recently enacted Ecuador mining law, unstamped gold exports require payment of a 5% export tax.

Employees
The Registrant current employs 5 Full-Time Equivalents (FTEs) in the United States, and approximately 100 in Ecuador.

Government Regulation
Mining operations and exploration activities are subject to various national, state, provincial and local laws and regulations which govern prospecting, development, mining, production, exports, taxes, labor standards, occupational health, waste disposal, protection of the environment, mine safety, hazardous substances and other matters.  Upon acquisition of Muluncaygoldcorp we will have obtained or have pending applications for those licenses, permits or other authorizations required to conduct our exploration and other programs. We believe that we will be in compliance in all material respects with applicable mining, health, safety and environmental statutes and the regulations passed thereunder in the jurisdictions in which we will operate.  For a more detailed discussion of the various government laws and regulations applicable to our operations and potential negative effects of these laws and regulations please see "Risk Factors" below.

Environmental Regulation

Our gold projects are subject to various federal, state and local laws and regulations governing protection of the environment. These laws are continually changing and, in general, are becoming more restrictive. Our policy is to conduct business in a way that safeguards public health and the environment. We believe that our operations are in material compliance with applicable laws and regulations.

Changes to current local, state or federal laws and regulations in the jurisdictions where we operate could require additional capital expenditures and increased operating and/or reclamation costs. Although we are unable to predict what additional legislation, if any, might be proposed or enacted, additional regulatory requirements could impact the economics of our planned projects. We estimate that we will not incur material capital expenditures for environmental control facilities during the current fiscal year.

Competition
We compete with other mining companies in connection with the acquisition, exploration, financing and development of gold properties. There is competition for the limited number of gold acquisition and exploration opportunities, some of which is with other companies having substantially greater financial resources than we have. As a result, we may have difficulty acquiring attractive gold projects at reasonable prices. We also compete with other mining companies for mining engineers, geologists and other skilled personnel in the mining industry and for exploration and development equipment.

We believe no single company has sufficient market power to affect the price or supply of gold in the world market.

RISK FACTORS
An investment in our common stock is speculative and involves a high degree of risk and uncertainty. You should carefully consider the risks described below, together with the other information contained in this form 8-K, including the consolidated financial statements and notes thereto of our Company, before deciding to invest in our common stock. The risks described below are not the only ones facing our Company. Additional risks not presently known to us or that we presently consider immaterial may also adversely affect our Company. If any of the following risks occur, our business, financial condition and results of operations and the value of our common stock could be materially and adversely affected.

Gold prices are volatile and there can be no assurance that a profitable market for gold will exist.
The gold mining industry is intensely competitive, and there is no assurance that, even if the Company discovers commercial quantities of gold mineral resources, a profitable market will exist for the sale of those resources.  There can be no assurance that gold prices will remain at such levels or be such that the Company can mine at a profit.  Factors beyond the Company's control may affect the marketability of any minerals discovered.  Gold prices are subject to volatile changes resulting from a variety of factors including international economic and political trends, expectations of inflation, global and regional supply and demand and consumption patterns, metal stock levels maintained by producers and others, the availability and cost of metal substitutes, currency exchange fluctuations, inflation rates, interest rates, speculative activities and increased production due to improved mining and production methods.

Uncertainty involved in mining.
Mining involves various types of risks and hazards, including environmental hazards, unusual or unexpected geological operating conditions such as rock bursts, structural cave-ins or slides, flooding, earthquakes and fires, labor disruptions, industrial accidents, metallurgical and other processing problems, metal losses, and periodic interruptions due to inclement or hazardous weather conditions.  These risks could result in damage to, or destruction of, mineral properties, production facilities or other properties, personal injury, environmental damage, delays in mining, increased production costs, monetary losses, and possible legal liability.

The Company may not be able to obtain insurance to cover these risks at economically feasible premiums.  Insurance against certain environmental risks, including potential liability for pollution or other hazards as a result of the disposal of waste products occurring from production, is not generally available to the Company or to other companies within the mining industry.  The Company may suffer a material adverse effect on its business if it incurs losses related to any significant events that are not covered by its insurance policies.

Calculation of mineral resources and metal recovery is only an estimate, and there can be no assurance about the quantity and grade of minerals until resources are actually mined.
The calculation of reserves, resources and corresponding grades being mined or dedicated to future production are imprecise and depend on geological interpretation and statistical inferences or assumptions drawn from drilling and sampling analysis, which might prove to be unpredictable.  Mineral resources that are not mineral reserves do not have demonstrated economic viability.  Until reserves or resources are actually mined and processed, the quantity of reserves or resources and grades must be considered as estimates only.  Any material change in the quantity of reserves, resources, grade or stripping ratio may affect the economic viability of the Company's properties.  In addition, there can be no assurance that metal recoveries in small-scale laboratory tests will be duplicated in larger scale tests under on-site conditions or during production.

 The Company's operations involve exploration and development and there is no guarantee that any such activity will result in commercial production of mineral deposits.
Gold deposits have been nearly exhausted within 200 meters of the surface on the properties the Company intends to mine.   There has been no drilling to test the depth potential of commercial ore on these properties, and proposed programs on such properties are exploratory in nature.  Development of these mineral properties is contingent upon obtaining satisfactory exploration results.  Mineral exploration and development involve substantial expenses and a high degree of risk, which even a combination of experience, knowledge and careful evaluation may not be able to adequately mitigate.  There is no assurance that additional commercial quantities of ore will be discovered on the Company's exploration properties.  There is also no assurance that, even if commercial quantities of ore are discovered, a mineral property will be brought into commercial production, or if brought into production, that it will be profitable.  The discovery of mineral deposits is dependent upon a number of factors including the technical skill of the exploration personnel involved. The commercial viability of a mineral deposit is also dependent upon, among a number of other factors, its size, grade and proximity to infrastructure, current metal prices, and government regulations, including regulations relating to royalties, allowable production, importing and exporting of minerals, and environmental protection.   Most of the above factors are beyond the Company's control.

Competition for new mining properties may prevent the Company from acquiring interests in additional properties or mining operations.
Significant and increasing competition exists for mineral acquisition opportunities throughout the world.  Some of the competitors are large, more established mining companies with substantial capabilities and greater financial resources, operational experience and technical capabilities than the Company.  As a result of the competition, the Company may be unable to acquire rights to exploit additional attractive mining properties on terms it considers acceptable.  Increased competition could adversely affect the Company's ability to attract necessary capital funding or acquire any interest in additional operations that would yield reserves or result in commercial mining operations.

Recent high metal prices have encouraged increased mining exploration, development and construction activity, which has increased demand for, and cost of, exploration, development and construction services and equipment.
Recent increases in gold prices have led to increases in mining exploration, development and construction activities, which have resulted in higher demand for, and costs of, exploration, development and construction services and equipment.  Increased demand for services and equipment could cause project costs to increase materially, resulting in delays if services or equipment cannot be obtained in a timely manner due to inadequate availability, and increase potential scheduling difficulties and cost increases due to the need to coordinate the availability of services or equipment, any of which could materially increase project exploration, development and construction costs and/or result in project delays.

Actual capital costs, operating costs, production and economic returns may differ significantly from those the Company has anticipated and there can be no assurance that any future development activities will result in profitable mining operations.

Capital and operating costs, production and economic returns, and other estimates contained in the feasibility studies for the Company's projects may differ significantly from those anticipated by the Company's current studies and estimates, and there can be no assurance that the Company's actual capital and operating costs will not be higher than currently anticipated.  In addition, delays to construction schedules may negatively impact the net present value and internal rates of return of the Company's mineral properties as set forth in the applicable feasibility studies.

Recently enacted Ecuadorian mining law requires the mining concession to produce 100 tons per day
Recent Ecuadorian mining law requires mining output in excess of what the Company’s mine currently produces.  While the Company expects to be fully compliant with Ecuador law within the window of time provided by such law, there is no guarantee that the Company will become compliant.  Failure of the Company to become compliant with Ecuador mining law within the prescribed time will be detrimental to the Company.

There can be no assurance that the interests held by the Company in its properties is free from defects.
The Company has investigated the rights to explore and exploit the Muluncay properties, and, to the best of its knowledge, those rights are in good standing.  No guarantee can be given that such rights will not be revoked or significantly altered to the detriment of the Company.  There can also be no guarantee that the Company's rights will not be challenged or impugned by third parties.  The properties may be subject to prior recorded and unrecorded agreements, transfers or claims, and title may be affected by, among other things, undetected defects.  A successful challenge to the precise area and location of these claims could result in the Company being unable to operate on these properties as permitted or being unable to enforce any rights with respect to its properties.

The Company is exposed to risks of changing political stability and government regulation in the country in which it intends to operate.

The Company’s mining rights in Ecuador that may be affected in varying degrees by political instability, government regulations relating to the mining industry and foreign investment therein, and the policies of other nations in respect of Ecuador.  Any changes in regulations or shifts in political conditions are beyond the control of the Company and may adversely affect its business.  The Company's operations may be affected in varying degrees by government regulations, including those with respect to restrictions on production, price controls, export controls, income taxes, expropriation of property, employment, land use, water use, environmental legislation and mine safety.  The regulatory environment is in a state of continuing change, and new laws, regulations and requirements may be retroactive in their effect and implementation.  The Company's operations may also be affected in varying degrees by political and economic instability, economic or other sanctions imposed by other nations, terrorism, military repression, crime, extreme fluctuations in currency exchange rates and high inflation.

The Company is subject to substantial environmental and other regulatory requirements and such regulations are becoming more stringent. Non-compliance with such regulations, either through current or future operations or a pre-existing condition could materially adversely affect the Company.
All phases of the Company's operations are subject to environmental regulations in the jurisdiction in which it operates.  Environmental legislation is evolving in a manner that will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors, and employees.  There can be no assurance that future changes in environmental regulation, if any, will not be materially adverse to the Company's operations.

The Muluncay Project properties may contain environmental hazards, which are presently unknown to the Company and which have been caused by previous or existing owners or operators of the properties.  If these properties do contain such hazards, this could lead to the Company being unable to use the properties or may cause the Company to incur costs to clean up such hazards.  In addition, the Company could find itself subject to litigation should such hazards result in injury to any persons.

Government approvals and permits are sometimes required in connection with mining operations.  Although the Company believes it will obtain all of the material approvals and permits to carry on its operations, the Company may require additional approvals or permits or may be required to renew existing approvals or permits from time to time.  Obtaining or renewing approvals or permits can be a complex and time-consuming process.  There can be no assurance that the Company will be able to obtain or renew the necessary approvals and permits on acceptable terms, in a timely manner, or at all.  To the extent such approvals are required and not obtained; the Company may be delayed or prohibited from proceeding with planned exploration, development or mining of mineral properties.

Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities, which may require operations to cease or be curtailed, or corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions.  Parties engaged in mining operations may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations.

Amendments to current laws, regulations and permits governing operations and activities of mining companies, or more stringent implementation of such requirements could have a material adverse impact on the Company and cause increases in capital expenditures or production costs or reductions in levels of production at producing properties or require abandonment or delays in development of new mining properties.

History of Losses
The Company has experienced net operating losses since its first full year of operations.   There can be no assurance that the Company will be able to achieve or sustain profitability in the future.

The Company may need additional capital to accomplish its exploration and development plans, and there can be no assurance that financing will be available on terms acceptable to the Company, or at all.
The exploration and development of mining properties, including the continued exploration and development of projects and the construction of mining facilities and operations may require substantial additional financing.  Failure to obtain sufficient financing, or financing on terms acceptable to the Company, may result in a delay or indefinite postponement of exploration, development or production on any or all properties the Company may obtain, or even a loss of an interest in a property.  The only source of funds now available to the Company is through the sale of debt or equity capital, properties, royalty interests or the entering into of joint ventures or other strategic alliances in which the funding sources could become entitled to an interest in properties or projects the Company may obtain.  Additional financing may not be available when needed or if available, the terms of such financing might not be favorable to the Company and might involve substantial dilution to existing shareholders.  If financing involves the issuance of debt, the terms of the agreement governing such debt could impose restrictions on the Company’s operation of its business.  Failure to raise capital when needed would have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company has no record of paying dividends.
The Company has no dividend record.  The Company has paid no dividends on the common shares since incorporation and does not anticipate doing so in the foreseeable future.  Payment of any future dividends will be at the discretion of the Company's board of directors after taking into account many factors, including operating results, financial condition, capital requirements, business opportunities and restrictions contained in any financing agreements.

The Company relies on its management and key personnel, and there is no assurance that such persons will remain at the Company, or that the Company will be able to recruit skilled individuals.

The Company relies heavily on its existing management. The Company does not maintain "key man" insurance. Recruiting and retaining qualified personnel is critical to the Company's success.  The number of persons skilled in the acquisition, exploration and development of mining properties is limited and competition for the services of such persons is intense.  As the Company's business activity grows, it may require additional key financial, administrative, technical and mining personnel.  Although the Company believes that it will be successful in attracting and retaining qualified personnel, there can be no assurance of such success.  The failure to attract such personnel to manage growth effectively could have a material adverse effect on the Company's business, prospects, financial conditions and results of operations.

The Company is exposed to risks of changing labor and employment regulations.
Production at its mining operations is dependent upon the efforts of mining employees.  In addition, employee relations may be affected by changes in the scheme of labor relations that may be introduced by the relevant governmental authorities in whose jurisdictions the Company carries on business.  Changes in such legislation or in the relationship between the Company and its employees may have a material adverse effect on the Company's business, results of operations and financial condition.

The Company’s operations are subject to the laws of Ecuador.
The Company’s Muluncay Project operates through a foreign company, and substantially all of the Company’s assets are held through such foreign entity.  Accordingly, any governmental limitation on the transfer of cash or other assets between the Company and a foreign subsidiary could restrict the Company's ability to fund its operations efficiently.  Any such limitations or the perception that such limitations may exist now or in the future could have an adverse impact on the Company's prospects, financial condition and results of operations.

The trading price for the Company’s common shares is volatile.
Securities of micro- and small-cap companies have experienced substantial volatility in the past, often based on factors unrelated to the financial performance or prospects of the companies involved. These factors include macroeconomic developments in North America and globally and market perceptions of the attractiveness of particular industries. The Company's share price is also likely to be significantly affected by short-term changes in gold prices or in its financial condition or results of operations as reflected in its quarterly earnings reports. Other factors unrelated to the Company's performance that may have an effect on the price of its common shares include the following: the extent of analytical coverage available to investors concerning the Company's business may be limited if investment banks with research capabilities do not follow the Company's securities; the lessening in trading volume and general market interest in the Company's securities may affect an investor's ability to trade significant numbers of common shares; the size of the Company's public float may limit the ability of some institutions to invest in the Company's securities; and a substantial decline in the price of its common shares that persists for a significant period of time could cause the Company's securities to be delisted from the OTCBB, further reducing market liquidity.  As a result of any of these factors, the market price of the Company’s common shares at any given point in time may not accurately reflect the Company's long-term value.

The value of common shares may be diluted due to the conversion of debentures.
As at December 31, 2008, there were $1,300,000 of debentures outstanding, which debentures are convertible into common shares at a conversion price equal to the lesser of: (a) an amount equal to one hundred  percent (100%) of the Volume Weighted Average Price (“VWAP”) as quoted by Bloomberg L.P. on October 15, 2008, or (b) an amount equal to eighty-five percent (85%)  of the lowest daily closing VWAP as quoted by Bloomberg L.P. during the five (5) trading days immediately preceding the conversion date.  During the life of the debentures, the holders of such securities are given an opportunity to profit from a rise in the market price of common shares with a resulting dilution in the interest of the other shareholders.  The Company's ability to obtain additional financing during the period in which such rights are outstanding may be adversely affected and the existence of the rights may have an adverse effect on the market price of its common shares.  The holders of the debentures may exercise such securities at a time when the Company would be able to obtain needed capital by a new offering of securities on terms more favorable than those provided by the outstanding rights.  The increase in the number of the Company’s common shares in the market resulting from the exercise of such rights and the possibility of sales of such shares may have a depressive effect on the price of the Company’s common shares.  In addition, as a result of such additional common shares, the voting power of the Company's existing shareholders will be substantially diluted.

The Company may, in the future, grant to some or all of its directors, key employees and consultants options to purchase its common shares at exercise prices equal to market prices at times when the public market is depressed. To the extent that significant numbers of such options are granted and exercised, the interests of then existing shareholders of the Company will be subject to additional dilution.

We have a limited operating history and have not generated a profit since inception; consequently our long term viability cannot be assured.
Our prospects for financial success are difficult to forecast because we have a limited operating history. Our prospects for financial success must be considered in light of the risks, expenses and difficulties frequently encountered by mining companies initiating exploration of unproven properties.  Our business could be subject to any or all of the problems, expenses, delays and risks inherent in the establishment of a gold and silver exploration enterprise, including limited capital resources, possible delays in mining explorations and development, failure to identify commercially viable gold or silver deposits, possible cost overruns due to price and cost increases in exploration and ore processing, uncertain gold and silver market prices, inability to accurately predict mining results and attract and retain qualified employees.  Therefore, there can be no assurance that our exploration or mining will be successful, that we will be able to achieve or maintain profitable operations or that we will not encounter unforeseen difficulties that may deplete our capital resources more rapidly than anticipated.

We may need additional financing to expand our business plan.
Our business plan calls for substantial investment and cost in connection with the exploration of our mineral properties.  While we believe we have sufficient funds to carry out our current plans, unforeseen expenses, an expanded exploration plan or establishing future mining operations could require additional operating capital.  We do not currently have any arrangements for additional financing and we can provide no assurance to investors that we will be able to find additional financing if required.  Obtaining additional financing would be subject to a number of factors, including market prices for minerals, investor acceptance of our properties, and investor sentiment.   These factors may make the timing, amount, terms or conditions of additional financing unfavorable to us.  The most likely source of future funds would be through the sale of additional equity capital and loans.  Any sale of additional shares will result in dilution to existing stockholders while incurring additional debt will result in encumbrances on our property and future cash flows.

Because there is no assurance when we will generate revenues, we may deplete our cash reserves and not have sufficient outside sources of capital to complete our exploration or mining programs.

We have not earned any revenues as of the date of this prospectus and have never been profitable.  To date we have been involved primarily in financing activities, acquisition activities, and limited exploration activities.  Our only anticipated revenue producing properties comprise the Muluncay Project.  These revenue producing properties have been virtually exhausted of high grade ore to a depth of 200 meters, and there has been no drilling to test the depth potential of the mining system.

Due to our continuing losses from business operations, our most recent independent auditor’s report includes a “going concern” explanation relating to the fact that our continued operations are dependent upon obtaining additional working capital either through significantly increasing revenues or through outside financing.  We have not yet generated any operating revenues.  Our cash reserves will be used to fund our plans at the Muluncay Project.  However, our inability to generate revenues could eventually inhibit our ability to continue in business or achieve our business objectives.

Exploration for natural resources is a speculative venture involving substantial risk.  Hazards such as unusual or unexpected geological formations and other conditions often result in unsuccessful exploration efforts.  Success in exploration is dependent upon a number of factors including, but not limited to, quality of management, quality and availability of geological expertise and availability of exploration capital.  Due to these and other factors, no assurance can be given that our exploration programs will result in the discovery of new mineral reserves or resources.

We may be subject to "penny stock" regulations.
The Securities and Exchange Commission, or SEC, has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and our sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. These additional sales practice and disclosure requirements could impede the sale of our securities. Whenever any of our securities become subject to the penny stock rules, holders of those securities may have difficulty in selling those securities.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion is an overview of the important factors that management focuses on in evaluating our businesses, financial condition and operating performance and should be read in conjunction with the financial statements included in this Current Report on Form 8-K.  This discussion contains forward-looking statements that involve risks and uncertainties.  Actual results could differ materially from those anticipated in these forward looking statements as a result of any number of factors, including those set forth under the section entitled “Risk Factors” and elsewhere in this Current Report on Form 8-K.

Factors that may cause actual results, our performance or achievements, or industry results to differ materially from those contemplated by such forward-looking statements include without limitation: All written and oral forward-looking statements made in connection with this Current Report on Form 8-K that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.  Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

Overview
Prior to the acquisition of Muluncaygold we had no operations or revenues.  We have never declared bankruptcy, have never been in receivership, and never been involved in any legal action or proceedings.  Since becoming incorporated, we have not made any significant sale of assets, nor have we been involved in any mergers or consolidations.

Most of our revenue shall come from the sale of refined gold in the international market. Mining operations at the Muluncay Project currently produce 28-30 tons per day from two of the Muluncay mining properties; the Mary Jane Mine and the Jacob Ethan mine.  The ore is transported from the mine via 1 ton rail cars, fed into 3 Chilean Mills which feed into a cyanidation process and then to an activated carbon system. The gold is then processed into granules and melted, netting approximately 95-96% pure gold. The Chilean Mills are cleaned once a week and go through an amalgamation process which nets us on average 150 -180 grams of pure gold weekly. The Muluncay Project has been averaging a total of approximately 4 kilos of gold per month.

A planned conversion to Ball Mill processing is expected to give the Muluncay Project  a capacity of 50-60 tons per day and cut manpower costs. The ore will be fed initially into a crusher, then to a primary Ball Mill and from there to a secondary Ball Mill. From there it goes through a combination of hydro cyclone and flotation processes. The expected return from these processes is 98-99% pure gold. With the current size of the Ball Mills, Muluncaygold is expected to net approximately 6-7 kilos per month.

Currently, gold mined from the Muluncay Project is sold locally.  However, Muluncaygold has applied for an export license to enable the Company to sell its gold into the international market.  Pursuant to recently enacted Ecuador mining law, unstamped gold exports require payment of a 5% export tax.

Results of Operations

The following table shows the operating results for the year ended December 31, 2008 and the period from April 2, 2007 (Inception) to December 31, 2007.

	2008	2007
Gold and silver sales, net	793,410	112,359
Operation Expenses:
Extraction expenses	877,619	522,392
Administration expenses	229,597	38,709
Depreciation	16,627	2,498
Loss in operation	(330,433)	(451,240)
Other extraordinary revenues (expenses):
Adjustment long term liabilities	420,733	-
Adjustment to financial instruments, net	(18,159)	69,507
Expenses reimbursement – Main shareholder	277,321	279,190
	679,895	348,697
Profit (loss) before income tax	349,462	(102,543)
Income tax	173,855	174
Profit (loss) net	175,607	(102,717)

At December 31, 2008 cash and cash equivalents of Compania Muluncaygold Corp S.A. were $77,485. For the year ended December 31, 2008, we had sales of $793,410 and had a net profit of $175,607.  Net cash provided by financing activities for the year ended December 31, 2008 was $563,005.

Liquidity and Capital Resources
The following table presents selected financial information and statistics for fiscal years ending December 31, 2008 and December 31, 2007.

	December 31	December 31
	2008	2007

Cash, cash equivalents, and short-term investments	77,485	17
Accounts receivable, net	64,276	32,326
Inventory	-	-
Working capital	(299,301)	(404,208)
Annual operating cash flow	(453,206)	(1,917,427)

As of December 31, 2008, the Company had $77,485 in cash, cash equivalents, and short-term investments, an increase of $77,480 over the same balance at the end of December 31. 2007. The principal components of this net increase were cash generated by operational activities. As of December 31, 2008 and December 31, 2007, $77,485 and $17, respectively, of the Company's cash were held in U.S. dollar-denominated holdings of Ecuadorian Banks.

The management of Trilliant Exploration does not believe the existing balances of cash, cash equivalents, and short-term investments will be sufficient to satisfy its working capital needs, capital expenditures, outstanding commitments, and other liquidity requirements associated with Muluncaygold operations over the next 12 months. In 2009, the company plans to seek investors or buyers to obtain additional funding as disclosed in the Muluncaygold Audited Financial Statements, Note O. Contracts.

Properties
The Muluncaygold concession lies in the centre of the Portovelo-Zaruma mining camp, which is found in the cantons of Ayapamba and Paccha, Province of El Oro, southern Ecuador. On January 2, 2008, Muluncaygoldcorp S.A. formalized with Minera del Pacifico Noroeste S.A. a leasing contract of seven mines:

1.	MARI JANE (BUENA ESPERANZA)
2.	JACETH ETHAN (EL AGUACATE)
3.	LA CHONTA Y LOS QUINDE
4.	NARANJITO
5.	SEÑOR DE LA DIVINA JUSTICIA
6.	LAS CAÑAS
7.	LOS OSOS

The leasing contract includes the mining / processing plant.  The seven properties are recorded by the “Asociación de Mineros Autónomos Sociedades Muluncay”. Through the leasing contract, Muluncaygoldcorp S.A. has the right to use and exploit the minerals that are extracted from the leased mines.  Beginning April 2007 Muluncaygold began exploration of the “Jayce Ethan” mine, and in October 2007 initiated the exploitation of the “Mary Jane” mine.

On January 30, 2009, Muluncaygoldcorp S.A. obtained a report, from the consulting geologist for the appraisal and probable reserve estimate of the “Jayce Ethan”, “Naranjitos”, “Señor de la Divina Justicia”, “La Chonta”, “Los Quindes”, “Mary Jane” and “Los Osos” mines; as well as the mining / processing plant. The report determines that the probable mines reserves are 43,648 tons with a yield of 3.44 grams of gold per ton and estimated profits of approximately US$1,665,000, considering the gold ounce quote of US$919.5 per ounce on January 30, 2009, and considering Muluncaygoldcorp S.A.’s production cost of US$50 of processed ton. This report also estimates additional 676,000 tons of possible vein which exploration has yet not been initiated.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS & MANAGEMENT

The following table sets forth, as of the date of this Current Report on Form 8-K, the total number of the Company’s common shares par value $.001 owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The stockholders listed below possess voting and dispositive power with respect to the shares.

Name and address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Position	Percent of Class
William Lieberman E 250 63rd Street, Apt 1008 New York, NY 10065	200,000	President, Director	0.22%

Andrew Befumo PO Box 717 Culpeper, VA 22701	250,000	Secretary	0.27%

Compania Minera del Pacifico, S.A. Cir. Norte #511 Y 12 AVA Machala, El Oro, Ecuador	30,000,000	N/A	32.6%

DZ Bank International S.A. FBO Trafalgar Specialized Investment Fund 4 Rue Thomas Edison L-1445 Luxembourg-Strassen R.C. Luxembourg, No B 15579	5,900,000	N/A	6.4%

Benstole Invest LTD 24 De Castro Street Wickhams Cay 1 Road Town, Tortola	10,000,000	N/A	10.9%

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Officers and Directors
The name, age and position of our officers and directors are set forth below:

Name	Age	Position(s)
William R. Lieberman	32	President, Director
Andrew J. Befumo	45	Secretary

All directors serve for a period of one year, or until a successor is duly elected at the next annual shareholders meeting.  There are no family relationships among our directors or executive officers.

Background of our Officers and Directors

William R. Lieberman is a Chartered Financial Analyst Candidate, Level one at the CFA Institute in New York, and earned a Masters in Business Administration from Hult International Business School in Boston, MA, in 2007.  He has an extensive track record in international mining, metal, plastic and advertising sales. Mr. Lieberman was Vice President of Sales and Development for Zapoint, Inc. in Boston Massachusetts, where he was highly involved in all stages of financing and development for the solicitation and close of $1,250,000 of venture capital and angel investment.  From 2005 through 2006 Mr. Lieberman was Vice President of Sales and Development for Resource Polymers, Inc. in Toronto, Canada. During his tenure at Resource Polymers Mr. Lieberman networked throughout Canada and internationally in global scrap markets, and provided arbitrage services to secondary metal and plastics markets.

Andrew J. Befumo holds a law degree from the College of William and Mary and a Bachelor of Science degree from the Pennsylvania State University.  He served as Director of Legal Affairs for Xcelplus International, Inc from March 2006 until November 2006. After leaving Xcelplus, Mr. Befumo was General Counsel for Belmont Partners, LLC.  Mr. Befumo is currently senior partner of Befumo & Schaeffer, PLLC, a Washington, D.C. based law firm specializing primarily in federal securities law.  Mr. Befumo has a comprehensive and diverse background encompassing business, legal and technical vocations.  He is a member in good standing of the District of Columbia Bar, and is also licensed to practice before the United States Patent and Trademark Office.

Other than as described in this section, to our knowledge, during the past five years, no present or former director or executive officer of our company:

(1) filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or present of such a person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer within two years before the time of such filing;

(2) was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting the following activities:

(i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director of any investment company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii) engaging in any type of business practice;

(iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodity laws;

(4) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity;

(5) was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law and the judgment in subsequently reversed, suspended or vacate;

(6) was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

EXECUTIVE COMPENSATION

The following table sets forth information with respect to annualized compensation paid by us to our officers from January 1, 2008 through December 31, 2008.

Executive Officer Compensation Table
Name and Principal Position (a)	Year (US$) (b)	Salary (US$) (c)	Bonus (US$) (d)	Stock Awards (US$) (e)	Option Award (US$) (f)	Non Equity Incentive Plan Compensation (US$) (g)	Nonqualified Deferred Compensation Earnings (US$) (h)	All Other Compensation (US$) (i)	Total (US$) (j)
William Lieberman, President	2008	$36,000	$75,000	0	0	0	0	0	$111,000
Andrew J Befumo, Secretary	2008	$48,000	0	0	0	0	0	0	$48,000
Darryl Mills, President	2008	0	0	0	0	0	0	0	0
	2007	0	0	0	0	0	0	0	0
Dave Ludwar, CEO	2008	0	0	0	0	0	0	0	0
	2007	0	0	0	0	0	0	0	0
Doug Billingsley, CFO, Treasurer	2008	0	0	0	0	0	0	0	0
	2007	0	0	0	0	0	0	0	0
Paul Coon, VP Corporate Affairs/Secretary	2008	0	0	0	0	0	0	0	0
	2007	0	0	0	0	0	0	0	0
Peter Ball, VP Corporate Development	2008	0	0	0	0	0	0	0	0
	2007	0	0	0	0	0	0	0	0

In order to retain cash flows and conserve expenses, the company retains the specialized services of directors and officers for the company.  As of December 31, 2008, the company retained the services of William Lieberman – President, and Andrew Befumo – Secretary.  These individuals operate as consultants to the firm with the designated titles.  Mr. Lieberman receives $3,000 per month base salary, Bonus eligibility of 100,000 shares of restricted stock.  Mr. Befumo receives $4,000 per month (payable to Befumo & Schaeffer, PLLC), plus fees for additional services beyond the scope of his contract.

The following table sets forth information with respect to compensation paid by us to our director during the last completed fiscal year. Our fiscal year end is December 31.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total (US$) (j)
William Lieberman,	$5,000	$3,125	0	0	0	0	$8,125
Darryl Mills,	0	0	0	0	0	0	0
Dave Ludwar	0	0	0	0	0	0	0
Doug Billingsley	0	0	0	0	0	0	0
Paul Coon	0	0	0	0	0	0	0
Peter Ball	0	0	0	0	0	0	0

All compensation received by our officers and directors has been disclosed.

There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors.

Long-Term Incentive Plan Awards
We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters
Only a limited market exists for our securities. There is no assurance that a regular trading market will develop, or if developed, that it will be sustained. Therefore, a shareholder in all likelihood will be unable to resell his securities in our company. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.

Our company's securities are traded over-the-counter on the Bulletin Board operated by the Financial Industry Regulatory Authority (FINRA) under the symbol “TTXP”.

Fiscal Quarter	High Bid	Low Bid
2008
Fourth Quarter 10-01-08 to 12-31-08	$0.75	$0.75
Third Quarter 07-01-08 to 09-30-08	$0.75	$0.75
Second Quarter 04-01-08 to 06-30-08	$0.00	$0.00
First Quarter 01-01-08 to 03-31-08	$0.00	$0.00

Fiscal Quarter	High Bid	Low Bid
2007
Fourth Quarter 10-01-07 to 12-31-07	$0.00	$0.00
Third Quarter 07-01-07 to 09-30-07	$0.00	$0.00
Second Quarter 04-01-07 to 06-30-07	$0.00	$0.00
First Quarter 01-01-07 to 03-31-07	$0.00	$0.00

Shareholders
As of December 31, 2008, we had 46 shareholders of record of our common stock, including shares held by brokerage clearing houses, depositories or otherwise in unregistered form. We have no outstanding options or warrants, or other securities convertible into, common equity.

Dividend Policy
We have not declared any cash dividends. We do not intend to pay dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Section 15(g) of the Securities Exchange Act of 1934
Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser's written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as “bid” and “offer” quotes, a dealers “spread” and broker/dealer compensation; the broker/dealer compensation, the broker/dealers duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers rights and remedies in causes of fraud in penny stock transactions; and, the FINRA's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Securities authorized for issuance under equity compensation plans
Our President’s compensation plan includes the issuance of 100,000 shares of the Company’s common stock, par value $.001 per share, on December 15, 2009.  We have no other equity compensation plans.

Indemnification of Directors and Officers
     Under our Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.
     Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our investors.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Contractual Obligations	Total	Less than one year	1 – 3 Years	3 – 5 Years	More than 5 Years
Long Term Debt Obligations (1)	$1,300,000		$1,300,000
Purchase Obligations (2)	$3,600,000		$1,800,000	$1,800,000
Loan Obligations
Total	$5,200,000	$300,000	$3,100,000	$1,800,000	$-

1. Trilliant Exploration entered into a bond debenture of $1,300,000 on September 30, 2008.  Interest accrues monthly at the rate of 9% APR and is payable monthly.  Principal is payable in full on September 30, 2010.

2.  In November 2008, the company committed the Muluncay Project.  This installment purchase requires payments of $1,800,000 within 180 days of the effective date of the agreement (March 30, 2009).  The outstanding balance shall accrue interest at 4.5% per annum, and four quarterly payments of $200,000 shall begin once the Muluncay project reaches production of 400 tons per day.  After four quarterly payments, payments of $300,000 shall continue until all principal and interest is fully paid. UNCERTAINTY EXISTS REGARDING WHEN THE MINE WILL REACH PRODUCTION OF 400 TONS PER DAY; THEREFORE, WHEN PAYMENTS WILL BEGIN AND END FOR THIS PURCHASE OBLIGATION IS UNCERTAIN.

Item 5.06 Changes in Shell Company Status

As described in Item 2.01 of this Current Report on Form 8-K, on March 30, 2009 the Company entered into an Share Transfer Agreement (the “STA”) whereby Registrant acquired 100% of the capital stock of Muluncaygold (the “Acquisition”).  As a result of the Acquisition Muluncaygold became a wholly owned subsidiary of Trilliant Exploration Corporation.  The assets acquired through the Acquisition include 100% of the capital stock of Compania Minera Muluncaygold Corp. S.A., and include all contracts, mining equipment, operations and interests in mining properties of Muluncaygold.

Immediately before the Acquisition the Registrant was a "shell company" as such term is defined in Rule 12b-2 of the Exchange Act.  As a result of the Acquisition we ceased being a shell company as such term is defined in Rule 12b-2 of the Exchange Act.

Item 8.01 Other Events
Change of Address

Effective March 30, 2009, the Company’s address is 545 Eighth Avenue, Suite 401, New York, NY 10018.  Our phone number is (212) 560-5195 and our fax number is (212) 560-5194.

Item 9.01 Financial Statements and Exhibits

10.1           Share Transfer Agreement between Registrant, Pacifico and Muluncaygold

10.2           Promissory Note

10.3           Muluncay Project Report Prepared by Exploration Alliance Ltd.

10.4           Geological Report of the Muluncay Deposit

10.5           Report on Exploration Potential – Muluncay Gold Project

10.6           Ecuador Mining Law

10.7           Diagram of Current 40 Ton Plant

99.1           Audited Financial Statements of Muluncaygold

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRILLIANT EXPLORATION CORPORATION

Date: March 30, 2009	/s/ William R. Lieberman
William R. Lieberman, President